                                                                       EXHIBIT 5

February 15, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.

Washington, DC 20549

RE:            McDonald's Corporation
               Registration Statement on Form S-3

Ladies and Gentlemen:

               In my capacity as Senior Vice President, General Counsel and Secretary of McDonald's Corporation (the "Company"), a Delaware corporation, I have supervised and participated in the legal proceedings and matters relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 10,000,000 stock appreciation rights ("Stock Appreciation Rights") and 10,000,000 shares of common stock, par value $.01 per share, of McDonald's Corporation ("Common Stock") issuable pursuant to the Company's 2002 QSC&V Rewards Program (the "Plan"), all as more fully described in the registration statement on Form S-3 to which this opinion is an exhibit (the "Registration Statement").

               I am an attorney licensed to practice law in the State of Illinois and my opinion is expressly limited to the laws of the State of Illinois, the General Corporation Law of the State of Delaware, (the "DGCL"), and the federal laws of the United States of America.

               I advise you that in my opinion:

         1. The Company is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware and has adequate corporate powers to own and operate its property and to transact the business in which it is engaged.

         2. The Plan has been duly authorized by all necessary corporate action of the Company.

         3. When (a) the Registration Statement has become effective under the Securities Act, and provided no stop order shall have been issued by the Securities and Exchange Commission relating thereto, and (b) the Stock Appreciation Rights are qualified for issuance (or exempt) under the securities laws of the states in which they are offered, then upon the grant of the Stock Appreciation Rights in conformance with the provisions of the Plan and in the manner and on the terms set forth in the Registration Statement, the Stock Appreciation Rights will be, when granted, valid and binding obligations of the Company, entitled to all of the benefits of the Plan subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditor's rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding at law or in equity.

         4. When (a) the Registration Statement has become effective under the Securities Act, and provided no stop order shall be issued by the Securities and Exchange Commission relating thereto, (b) the shares of Common Stock are qualified for issuance (or exempt) under the securities laws of the states in which they are offered, and (c) final action of the Board of Directors of the Company or a committee thereof, in accordance with the DGCL and the Plan, has authorized the issuance of shares of Common Stock upon the exercise of Stock Appreciation Rights, then upon the exercise of Stock Appreciation Rights in conformance with the provisions of the Plan, and in the manner and on the terms set forth in the Registration Statement, the shares of Common Stock so issued will be legally issued, fully paid and non-assessable.

         I am aware that I am named in the Registration Statement as counsel for the Company and hereby consent to such use of my name.

                                            Very truly yours,

                                            /s/ GLORIA SANTONA
                                            ------------------------------------
                                            Gloria Santona

                                       2